Exhibit 10.1

Suite 201
7510 Granby Street
Norfolk, Virginia
23505

THIS DEED of LEASE (herein called LEASE), Hade this 5th  day of March 1996, by and between SUBURBAN MANAGEMENT COMPANY       with its principal offices in the City of Norfolk, Virginia (Landlord}, DOLLAR TREE STORES, INC.   with its principal offices in NORFOLK, VIRGINIA       (Tenant), and (Agent),

WITNESSE T H:

1.  PREMISES.  Landlord hereby demises and leases to Tenant, and Tenant hereby takes and leases from Landlord, chat certain storeroom (the "Leased Premises") now or hereafter to be constructed in the SUBURBAN PARK      Shopping Center (the "Shopping Center") in the City of       NORFOLK, VIRGINIA   , known and numbered as 7549-B-F VIRGINIAN DRIVE, NORFOLK, having a width of approximately       feet, by a depth of
feet, measured from front building line to rear building line from the center line of dividing walls, and containing approximately 7,508    square feet. The Leased Premises are outlined in red on a diagram of the Shopping Center attached hereto as Exhibit A and made part hereof.  Landlord may increase, reduce or change number, dimensions and locations of roadways, walks, buildings and parking areas as Landlord shall from time to time deem proper.

2.  USE OF COMMON AREAS.  Occupancy by Tenant of the Leased Premises shall include the use in common with others entitled thereto of the parking areas, service roads, and sidewalks (the "Common Areas") subject however to the terms and conditions of this Lease and to all rules and regulations for the use thereof as may from time to time be prescribed by Landlord.

3.  LENGTH AND COMMENCEMENT OF TERM.  The term of the Lease shall commence on the date (the "Commencement Date") (a) which is thirty (30) days after Landlord notifies Tenant in writing that the Leased Premises are ready for occupancy or (b) on which Tenant shall open the Leased Premises for business, whichever shall first occur, and the term shall expire at the end of FIVE    (5) years following (i) the Commencement Date i£ the date is the first day of any calendar month or (ii) the first dav of the calendar month.  The term of this Lease shall commence at 12:01 A.M. on April (Month)  1st_______(Day)    1996_____ (Year) and terminate at 11:59 P.M. on MARCH    (Month)     31st    (Day) __2001     (Year).  .

4.  RENT.  (a) Landlord reserves, and Tenant covenants to pay Landlord without prior demand being made therefore and without offset of any kind, as rent for the Leased Premises, the sum of $60,064. per annum ("Minimum Rent"), payable in advance on the first day of each month, in monthly installments of $5005.33 each month, and additional rent ("Percentage Rent") in an amount equal to five percent (5%) of Cross Sales made in any Lease Year in excess of S1,201,280.00.  Percentage Rent shall be paid by Tenant to Landlord within sixty (60) days after the end of each Lease Year.

(b)  As rent in addition to the above, Tenant shall pay to Landlord Tenant's share of the cost of maintaining the Common Areas ("Common Area Charge") in the amount of $ 5631.00    per annum, payable in advance, on the first day of each month.

without prior demand and without offset of any kind in equal monthly installments of $469.25 (calculated on the basis of . 75 c per square foot of the Leased Premises per year).

(c)  All rental payments shall be made to Agent, 7510 Granby Street, Suite 201, Norfolk, Virginia, 23505, until Landlord shall otherwise direct in writing.

(d) Where there is a common water meter, the Tenant will pay its pro-rata share of water and sewer charges based on the square footage of the Leased Premises.

(e)  If Landlord decides to hire any security guards or otherwise attempt to provide security for the Common Areas, Tenant agrees to pay to Landlord; as additional rent, a sum per month ("Security Charge"), payable in advance on the first day of each month during the term of this Lease equal to the greater of $     or (ii) $        , calculated by taking 1/12 of    c per square foot multiplied by the number of square feet contained in the Leased Premises.  SEE ADDENDUM

(f)  Tenant covenants and agrees to pay a late charge of $50.00, and to pay interest at the rate of ten percent (102) per annum, payable monthly, on all rents (including Percentage Rent) and all other sums due under this Lease from the time said rents or auras accrue if they are not paid promptly when due.  Landlord expressly reserves all other rights and remedies provided herein and by law in respect therein.

5.  USE OF LEASED PREMISES.  The Leased Premises shall be used solely for the conduct of and for no other purpose.  Tenant agrees: (i) to operate such business in the Leased Premises at all times during the term of this Lease, (ii) to keep the Leased Premises adequately stocked and manned to maximize sales, and (iii) to keep the Leased Premises open for business at least from 9 A.M. to 6 P.M. on weekdays and 9 A.M. to 6 P.M. on Saturdays; Sundays and legal holidays are excepted.

6.  LEASE YEAR.  "Lease Year" as used in thin Lease means the period from the Commencement Date to the end of the twelfth full calendar month thereafter and each and every twelve-month period thereafter during said term

7.  GROSS SALES.  "Gross Sales" as used in this Lease means all sales both cash and credit, of merchandise and services made in or on, from ant) through, the Leased Premises, including all such sales made by any other occupant (by way of assignment, sublease or otherwise) of the Leased Premises, less the following:
(a)  Any refunds, allowances of discounts, made or granted to customers in respect to such sales; and
(b)  The amount of any excise or sales tax levied by governmental authority upon such sales; provided specific record of such tax is made at the time of each sale and that such taxes are separately charged to, and collected from, the customer.

The full amount of all "layaway", C.O.D. sales and the like shall be taken into

Gross Sales when originally made.  Tenant covenants and agrees not to divert sales, directly or indirectly, from the Leased Premises to any other place or store.

8.  TENANT'S RECORDS.  Tenant covenants Chat it will keep and maintain at the Leased Premises, or at Tenant's principal office, books and records, in accordance with good accounting practice, in which will promptly and accurately by recorded all Gross Sales.  Such books and records shall be open for inspection by Landlord's representative at all reasonable times during business hours during the term of this Lease, and the year next following the expiration thereof: and Landlord's representative shall by accorded all reasonable help and cooperation from Tenant in connection with each inspection.  In the event any settlement is made hereunder which upon subsequent examination of Tenant's books Ls found to be erroneous, the parties hereto agree that they will promptly adjust the error through an appropriate credit, payment or refund, as the circumstances may require.  If such examination discloses that the amount of Gross Sales actually made by Tenant £or the period of time covered by such examination varies more than 1% from the amount previously reported as made by Tenant for such period of tine, Tenant shall pay to Landlord the reasonable expense of such audit (in addition to the additional Percentage Rent, it any),

9.  REPORTS BY TENANT.  Within fifteen days (15) after the end of each month during the term of this Lease, Tenant shall deliver to Landlord without demand a statement signed and certified by Tenant (or an executive officer of Tenant) to be true and correct, showing the Gross Sales during such month.  Within thirty days (30) after the end of each Lease Year during the term hereof, Tenant shall deliver to Landlord a statement, signed and certified under oath by Tenant or by an executive officer of Tenant to be true and correct, showing the Gross Sales made during the Lease Year concerned.  Landlord agrees that it will no!: divulge in any way the information obtained from such report or from its inspection of Tenant's books and records, except in connection with any litigation between the parties hereto concerning this Lease or as may be required by any mortgagees of the Shopping Center, or any part thereof.

10. TRADE FIXTURES.  Tenant shall have the right to install its trade fixtures in the Leased Premises as the work thereon progresses, provided such installation shall not interfere with the construction of the building in which the Leased Premises are located, and such installation shall be at the sole risk and expense of Tenant.  All trade fixtures installed in the Leased Premises by Tenant shall remain the property of, and shall be removable by, Tenant at the expiration of this Lease, if Tenant is not in default hereunder, and Tenant agrees to repair or reimburse Landlord for the cost of repairing all damages to the Leased Premises occasioned by the removal of said fixtures.

11.  USE OF PARKING AREAS.  (a)  All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the Shopping Center shall 'at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all such facilities and areas.

(b)  It is expressly understood that the parking areas in the Common Areas are intended primarily for the use of customers of the Tenants in the Shopping Center,

and Tenant accordingly agrees that its employees will not use said parking areas or any of the driveways, streets or vacant land in the Shopping Center for the parking or storage of any automobile, truck or any other vehicle owned by or used by any such employee, except as may from time to time be approved in writing by Landlord.

In order to assist Landlord in the enforcement of the foregoing provision, Tenant agrees that within ten (10) days after being requested by Landlord so to do, Tenant will furnish to Landlord a written statement containing the names of all employees,

agents and representatives, employed by Tenant in or about the Leased Premises and the license numbers of all vehicles owned or used by Tenant or such employees, agents

or representatives.                                              ,   .
1                           ii

12.  LANDLORD'S INSURANCE.  Landlord covenants that it will keep the building of which the Leased Premises are a part, insured against fire, extended coverage and other perils, in an amount not less than 80%, of the actual cash value of said premises, and in addition, will carry such general liability coverage for the common areas as it shall deem appropriate.  The pro-rata cost of all insurance so written shall be borne by Tenant In accordance with the formula stated in Section 21 hereof. TENANT COST FOR INSURANCE WILL BE BASED ON .15 CENTS PER SQ.FT. OR $126.20 ANNUALLY, PAID AT A MONTHLY RATE OF $93.85.  THIS CHARGE IS SURJECT TO INCREASE SHOULD COST TO LANDLORD INCREASE.

13.  MAINTENANCE BY LANDLORD.  Landlord covenants that it will, at its own cost and expense (i) within a reasonable time after being notified in writing by Tenant of the need therefor make such repairs to the roof, outside walls (except windows, store front and doors), gutters and downspouts of the building of which the Leased Premises is a part as may be necessary in order to keep such building in good condition of repair, unless said repairs are occasioned by the negligence or willful act of Tenant or any of its agents, employees or contractors, in which event such repairs shall be made by and at the expense of Tenant, it being agreed that Landlord will not be responsible for any damages resulting from any leak or defect in the roof, sidewalls. gutters or downspouts unless such damage is due to Landlord's failure to make repairs, therefor within a reasonable time after having been notified by Tenant of the need therefor; rand (ii) maintain in good condition or repair, stripe and adequately light the parking areas of the shopping Center.

14.  MAINTENANCE BY TENANT.  (a)  Tenant: agrees that it will at all times during the term of this Lease and at its own cost and expense, keep (I) the interior of the Leased Premises and the appurtenances thereto, including without limitation the heating system, air conditioning system, toilets, plumbing lines, windows, glass, electric lines, fixtures, store front and equipment, in good condition of repair, making such replacements as may be necessary from time to time, it being expressly understood that Tenant will be obligated to make all repairs and replacements necessary to keep the Leased Premises and the appurtenances thereto in good order and condition except only those which Landlord has expressly agreed to make under provisions of paragraph 13 of this Lease; and (ii) the Leased Premises and entryways, sidewalks, driveways and delivery areas adjacent to said premises clean and free from obstruction, rubbish, dirt, snow and ice.

(b)Tenant shall store all trash, rubbish and garbage in full-closed containers at the rear of the Leased Premises, and Tenant shall pay all costs incident to the removal thereof.  Tenant shall not burn or otherwise dispose of any trash, waste, rubbish or garbage in or about the Leased Premises.

15.  SUNDRY COVENANTS OF TENANT.  (a)  Tenant will not assign this Lease nor sublet the Leased Premises, in whole or in part, without the prior written consent of the Landlord and that if such consent is granted by Landlord, Tenant will remain primarily liable for the performance of the covenants herein contained binding upon Tenant The transfer of fifty percent (50%) or more of Tenants stock, if Tenant is a corporation, or transfer of a twenty-five percent (25%) partnership interest in Tenant, if Tenant is a partnership, shall constitute an assignment under the terms of this Lease. Tenant will comply with all federal, state and municipal laws, ordinances and regulations relating to the Leased Premises and the business conducted therein; Tenant will pay promptly for all electricity, water and other utilities consumed therein, all sewage disposal charges assessed against the Leased Premises, and all front foot benefit charges attributable to the Leased Premises; Tenant will not use or permit to be used any advertising medium or device, such as phonograph, radio or public .address system, without the prior written consent of the Landlord; Tenant will not use or permit to be used, the Leased Premises for any illegal or immoral purpose; Tenant will not make any alterations in or to the Leased Premises without the prior written consent of the Landlord; Tenant will not hold any fire, bankruptcy, going-out-of-business or auction sales; and Tenant will not use the sidewalks or any other portions of the Common Areas for any purpose related to the selling of merchandise or services.
(b) Tenant shall keep the Leased Premises free from insects, pests and vermin of all kinds, and for that purpose Tenant shall use at Tenant's cost, such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

C) Tenant agrees to and shall become a member of, participate fully in, and remain in good standing in the Merchants' Association (as sooti as the same has been formed) and will abide by the regulations of such Association.  Tenant agrees to pay minimum dues to said Merchants' Association in the amount of $ 156.42 per month (calculated on the basis of .25c per square foot of area in the Leased Premises per year);  however to annual adjustments, approved by a majority vote of the members of the Association, increasing said dues to the extent required by increases in the cost of promotional, public relations and advertising services.

16.  EMINENT DOMAIN.  If any part of the Leased Premises shall be taken by government, a 1 authority pursuant to its power of eminent domain (or Landlord conveys any part of the Leased Premises pursuant to a threat thereof), then the Leased Premises shal1 be reduced in proportion to the amount so taken or conveyed, unless the amount taken shall be so great that it would be impractical for Tenant to continue operation in which event this Lease shall be canceled and terminated as of date of such taking. Tenant hereby waives any right it may have and to any condemnation awards or sum paid under threat of condemnation as a result of a complete or partia1 taking of the Leased Premises or any other portion of the Shopping Center.  Unless this Lease is canceled and terminated as aforesaid, any such taking (or any conveyance pursuant to the threat thereof) shall have no effect whatsoever on any rent payable in accordance with the provisions of this Lease (i.e. Minimum Rent, Percentage Rent) or other charges payable as rent, such as Common Area Charges, Security Charges and taxes, nor shall any rent or related charges be reduced thereby, unless a portion of the Leased Premises is so taken or conveyed pursuant to the threat of such taking, in which event Minimum Kent, as well as Gross Sales upon which Percentage Rent is payable and other charges payable as rent, shall be reduced proportionately.

17.  DAMAGE BY FIRE.  If the Leased Premises shall be damaged by fire or other casualty during the term hereof, Landlord agrees that it will restore said premises with reasonable dispatch to subsequently the same condition they were in prior to such damage, insofar as the proceeds from Landlord's insurance permit.  If the Leased Premises are rendered untenantable in whole or in part as a result of such damage, the rent payable hereunder shall be equitably and proportionately abated (according to loss of use) during the period intervening between the date of such damage and the date the Leased Premises are restored; provided, however, that if such damage occurs during the last two (2) years of the term and exceeds fifty percent (50%) of the insurable value of said premises at the time such damage occurs, either Landlord or Tenant may terminate this Lease as of the date of such damage by giving the other written notice of its intention to do so, within thirty (30) days after such damage occurs.  If this Lease is so terminated, then rent payable hereunder shall be abated as of the date of such damage, and Tenant shall remove all of its property from the Leased Premises within thirty (30) days after the notice of termination was given.

18.  TENANT'S INDEMNIFICATION ABD LIABILITY INSURANCE.  (a) Tenant agrees that it will hold Landlord and Agent harmless from any and all injury or damage to person or property in, on or about the Leased Premises and those portions of the Common Areas adjoining the Leased Premises, including, without limitation, all costs, expenses, claims or suits arising in connection therewith.  Tenant covenants that it will, at all times during the time hereof, at its own cost and expense, carry public liability insurance on the Leased Premises (including Common Areas adjoining the Leased Premises) with limits of not less than 5300,000,00 for injury or death to one person, $500,000.00 for injury or death to more than one person, and property damage of $50,000.00, which insurance shall be written as to protect the Landlord, its agents and Tenant, as chair respective interests may appear.  Certificates o£ such insurance policies shall be delivered to Landlord promptly after the issuance of the respective policies.  If Tenant fails to provide insurance, Landlord may (but shall not be obligated to) do so and collect the cost thereof as part of the rent.

(b)  Landlord shall not be liable for any damage Co persons or property sustained in or about the Leased Premises during, the term hereof, howsoever caused.

19. WAIVER OF SUBROGATION.  Insofar as the insurance policy or policies concerned are not invalidated thereby, each party hereto waives any and all right to recovery against the other party or parties hereto for each and every insured loss under the terms of such policy or policies.

20. DEFAULT AND REMEDIES.  (a) In the event the business being conducted in the Leased Premises shall at any time be subsequently terminated, or in the event that Tenant shall be in default in the payment of any installment of rent herein, reserved after Landlord has given Tenant Five (5) days prior written notice of such non-payment, or in the event Tenant shall be in default in the performance of any of the terms, covenants, conditions or provisions herein contained binding upon Tenant after Landlord has given Tenant five (5) days prior written notice of such non-performance, or in the event Tenant shall be adjudicated a bankrupt or shall become insolvent or shall make a general assignment for the benefit of its creditors, or in the event a receiver shall be appointed for Tenant or a substantial part o£ its property and such receiver is not removed within five (5) days after appointment, Landlord shall have the right (in addition to all other rights and remedies provided by law) to terminate this Lease, to re-enter and take possess ion of the Leased Premises, peaceable or by force, and to remove any property therein, without liability for damage to, and without obligation to store, such property. In event of .such termination, Landlord may (but shall be under no obligation to) relet the Leased Premises, or any part thereof, from time to time, in the name of Landlord or Tenant, without further notice, for such term or terms, on such conditions and for such uses and purposes as Landlord, in its uncontrolled discretion may determine, and Landlord may collect and receive all rents derived there from and apply the same, after deduction of all appropriate expenses, to the payment of the rent payable hereunder, Tenant remaining liable for any deficiency.  Landlord shal1 not be responsible or liable for any failure to so relet the Leased Premises or any part thereof, or for any failure to collect any rent connected therewith.

(b) Tenant further agrees to pay all attorneys fees and court costs incurred by Landlord on account of Tenant's default hereunder.

Cc) All remedies of Landlord shall be cumulative.

21. TAXES.  Tenant shall pay as additional rent all real estate taxes and assessments upon the Leased Premises which are assessed during the terra of this Lease. If the Leased Premises are not assessed separately for real estate taxes by taxing authority, Tenant shall pay such portion of the annual real estate taxes assessed against the Shopping Center ("S.C. Taxes") as is obtained by multiplying the amount of S.C. Taxes by a fraction, the numerator of which shall be the square foot area of the Leased Premises and the denominator of which shall be the leasable square foot area of the Shopping Center.  All taxes assessed prior to but payable in whole or in installments after the Commencement Date, and all taxes assessed during the terra but payable in whole or in installments after this Lease terminates shall be adjusted and prorated, so that Tenant shall pay its pro-rata share for the Lease term and Landlord shall pay its pro-rata share for periods prior and subsequent to the Lease term.  The additional rent provided for in this paragraph 21 shall be paid monthly.  A tax bill by Landlord to Tenant shall be sufficient evidence of the amount of taxes assessed or levied against the parcel of real property to which such bill relates.  If at any time during the term of this Lease, under the laws of the State of Virginia or any political subdivision thereof, a tax is assessed against the Landlord, in the form of a license tax or otherwise, such tax shall be deemed to be a real estate tax and shall be included within the amount which Tenant is required to pay Landlord. TAX RENT WILL BE BASED ON ..45 CENT PER SQ.FT- $3378.60 A&ALLY PAID AT A MONTHLY RATE OF $281.55. SUBJECT TO INCREASE SHOULD COST TO LANDLORD INCREASE.

22.  SIGNS, AWNINGS AND CANOPIES.  Tenant will not paint, place or suffer to be painted, placed or displayed on any exterior door, wall or window of the Leased Premises any sign, awning or canopy, advertising matter or other things of any kind, and will not place or display any decoration, lettering or advertising matter on the glass of any window or door of the Leased Premises without Landlord's written approval and consent.  Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or other things as may be approved by Landlord in good condition and repair at all times.

23.  ADDENDUMS, RULES AND REGULATIONS.  The Addendums appended to this Lease are hereby a part of this Lease, and Tenant agrees to comply with and observe the same.  Tenant’s failure to keep and observe said Addendums shall constitute a breach of the provisions of this Lease in. the manner as if contained herein as covenants.  Landlord reserves the right from time to time to amend or supplement the Rules and Regulations section of this Lease and to adopt and promulgate the rules and regulations applicable to the Leased Premises and to the Shopping Center.

24.  SUBORDINATION.  Upon request of Landlord, Tenant will subordinate its rights hereunder to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing; now or hereafter in force against the land and the building of which the Leased Premises are a part or against any building hereafter placed upon the land of which the Leased Premises are a part, and to all advances made or hereafter to be made upon the security thereof.  Upon request of any such mortgage, Tenant will attorn to and acknowledge the foreclosure purchaser or purchasers as Landlord hereunder.  In addition, Tenant will promptly furnish, at Landlord's request, such estoppel agreements, consents to assignment of this Lease or of rent due hereunder, and attornment agreements as Landlord may reasonably require to comply with requirements of lenders.

25.  RIGHT OF ENTRY.  Tenant agrees to allow Landlord or its representative^) or prospective purchaser(s), at any reasonable hour, to enter the Leased Premises for the purpose of inspecting the same, for making any repairs deemed necessary or desirable, or for showing the premises to any parties;  and six months next preceding the expiration of said term, Tenant will allow the usual notice of "To-Let" to be placed on the front walls or doorways of said premises and to remain thereon without hindrance or molestation,

26.  FORCE MAJEURE.  In the event either party hereto shall be delayed or hindered in, or prevented from, the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall by excused for the period of  the delay and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay; provided however, that the provisions of this paragraph shall not operate to excuse Tenant, nor shall Tenant in any event be excused, from prompt payment of Minimum Rent, Percentage Rent, and all other charges due Landlord by Tenant.

27. LIMITATION OF LANDLORD'S LIABILITY. Tenant agrees that Landlord shall be liable for performance of its obligations hereunder only to the extent of partnership assets and that the respective partners of Landlord shall not be personally liable.

28.  NOTICES.  Any notice herein provided for to be given to Landlord shall be deemed given if and when posted in United States registered or certified mail, postage paid, addressed to Landlord, % Suburban Management Company, 7510 Granby Street, Suite 201, Norfolk, Virginia 23505, and any notice herein provided for to be given to Tenant shall be deemed to be given if and when posted in United States registered or certified mail, postage prepaid, addressed to Tenant at the Leased Premises,

29.  QUIET ENJOYMENT.  Subject to the terms, covenants and conditions set forth in this Lease, Landlord covenants that Tenant shall have and enjoy quiet and peaceable possession of the Leased Premises during the term hereof,

30.  ENTIRE AGREEMENT.  This Lease contains the entire agreement between the par-tie; hereto,  and it cannot be altered or modified in any way except in writing signed by the parties hereto.

31.  NO WAIVERS.  Any failure of any party lie re to insist upon observation of any provision of this Lease shall not constitute a waiver of such provision of Lease.

32.  PRONOUNS.  Every pronoun used in this Lease shall be construed to be of such number and gender as the context shall, require.

RULES AND REGULATIONS.

1.   All loading and unloading of merchandise, supplies and all other materials, shall be done at such time, in such areas and through such entrances as may from time to time be designated by Landlord.  However, Landlord will make every effort not to interfere with Tenant's loading and unloading, and Landlord will exercise its rights hereunder solely for the purpose of establishing and maintaining efficiency and smoothness of operation of the Shopping Center as a whole.

2.   No radio or television aerial shall be erected on the roof or exterior walls of the Leased Premises or on the grounds without the written consent of Landlord in each instance.  Any aerial so installed without such written consent shall be subject to removal without notice any time, and Tenant shall pay Landlord, on demand, the cost of such removal.

3.   Tenant shall keep the Leased Premises at a temperature sufficiently high to prevent freezing of water in pipes or fixtures.

4.   The plumbing facilities shall not be used for any other purpose than that for which they were constructed, and no foreign substance of any kind shall be thrown therein.

5.   The following specifications shall be controlling for all signs:
(a) Design of the sign shall be approved, by the owners of the Shopping Center prior to the installation of said sign.

6.   Tenant shall install, maintain and keep in first class order such fire extinguishers, placed in such locations in the Leased Premises, as may be required by any City Ordinance, State or Federal Statute or by any insurance company or rating bureau which insures, or sets rates for insurance of, the Leased Premises.
34.   WAIVER OF HOMESTEAD EXEMPTION, exemption as to this Lease.

Tenant waives the benefit of his homestead

35.  SUCCESSORS AND ASSIGNS.  This Lease and all the terms, covenants, conditions, and provisions herein contained shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and (if and when assigned in accordance with the provisions hereof) Assigns.

36. OPTION. TENANT is GRANTED THE OPTION TO RENEW THIS LEASE FOR A TERM OF FIVE (5) YEARS AT A BASE RENT OF S8.75.

36. Cont'd The lease dated December 31, 1987 is considered null and void on April 1, 1996 and is superseded by this lease.

IN WITNESS WHEREOF each corporated party hereto has caused this Deed of Lease no be executed in Its name and behalf by its President, or one of its Vice Presidents; each individual party hereto has hereunto sec his hand, and each partnership party hereto has caused this Deed of Lease to be executed in its name and behalf by at lease one of the General Partners.

Landlord: SUBURBAN MANAGEMENT COMPANY
ATTEST:

/s/ Frederick C. Coble
By /s/ Kenneth R. Perry (Seal)

Tenant: DOLLAR TREE STORES, INC.
By /s/ J. Douglas Perry (Seal)

ADDENDUM TO LEASE DATED FEBRUARY

1996 BETWEEN SUBURBAN

MANAGEMENT COMPANY, LANDLORD AND DOLLAR TREE STORES, INC., TENANT FOR THE DEMISED PREMISES LOCATED AT 7549B-F  VIRGINIAN DRIVE, NORFOLK, VIRGINIA.

37. TENANT AGREES TO PAY MONTHLY SECURITY FKE IN THE AMOUNT OF $165.00 BY SEPARATE CHECK AND MADE PAYABLE TO "OFF DUTY POLICE ACCOUNT". THIS F2E SUBJECT TO INCREASE SHOULD COST TO LANDLORD INCREASE.

30. TENANT AGREES THAT HE, HIS EMPLOYEES, AND ANY VOLUNTEERS

TO THE BUSINESS WILL USE THE REAR PARKING LOT, KNOWN AS

THE EMPLOYEES PARKING LOT, FOR PARKING OF ALL BUSINESS

AND PERSONAL VEHICLES. ANY VEHICLE FOUND PARKED IN A

RESTRICTED AREA WILL BE SUBJECT TO TOWING AT THE SOLE

EXPENSE TO THE OWNER OF THE VEHICLE.	;

33. IN CONSIDERATION FOR NEW YORK NEW YORK MOVING TO ANOTHER LOCATION IN ORDER THAT THE DOLLAR TREE MAY EXPAND INTO STORES B & C, DOLLAR TRSE AGREES TO ASSUME RESPONSIBILITY FOR ALL COST AND FOR INSTALLATION OF THE FOLLOWING;

A. REMOVAL OF EXISTING WALL WHICH NOW STANDS BETWEEN MALL STORES J & K SO THAT THESE TWO STORES MAY OPERATE AS ONE STORE.

B.  REMOVAL OF ALL OLD CARPET AND INSTALLATION OF NEW CARPET THROUGHOUT BOTH STORE J & K AFTER EXISTING WALL HAS BEEN REMOVED.  STANDARD GREEN DOLLAR TREE CARPET WILL BE SATISFACTORY WITH NEW YORK NEW YORK. IN LIEU OF THIS, NEW YORK NEW YORK WILL SUPPLY SAMPLES OF CARPET TO DOLLAR TREE FOR PURCHASE.

C. RELOCATION OF THE EXISTING SLAT BOARD FROM THE NOW NEW YORK NEW YORK STORE TO THE WALL IN THE NEW YORK FASHION SHOP WHICH IS STORE #K .

D.   MOVING AND PLACEMENT OF NEW YORK NEW YORK'S STORE FIXTURES TO THE NEW STORE AT MR. OK ' S DIRECTION, THIS DOES NOT INCLUDE MOVING NEW YORK NEW YORK INVENTORY.  MR. OK WILL ASSUME RESPONSIBILITY POR THIS.

E. RELCATION OF THE NEW YORK NEW YORK STORE SIGN TO STORE #J

TENANT UNDERSTANDS THAT THERE WILL BE NO S1GNS, TABLES, SPEAKERS, OK ANY OTHER ITEM PLACED OUTSlDE OF TH8 LEASED PREMISES WITHOUT THE CONSENT OF1 SUBURBAN MANAGEMENT, THIS ALSO INCLUDES CARDBOARD BOXES AND DISPLAY ENDS. THE ONE EXCEPTION TO THIS RULE IS THE FREE STANDING SIGN NOW ALLOWED ON THE BROWN SECTION UF THE TILE.

SUBURBAN MANAGEMENT COMPANY

/s/ Kenneth A. Perry

DOLLAR TREE STORES, INC.
/s/ J. Douglas Perry

Dollar Tree Stores, inc.

January 7,2005

Via Certified Mail(RRR)

Lease Administration Dept

Hampton Roads Enterprises, Inc.

7510 Granby Street, Suite 208

 Norfolk, VA 23505

Re: Dollar Tree Stores, Inc. #01

Wards Corner

Norfolk. VAi!

Dear Sir or Madam:

Reference Is made to that certain Lease Agreement dated March 5, 1996, located In Wards Corner, in the City of Norfolk, State of Virginia.

We are exercising our renewal option under this Lease for a period of five (5) years to expire on August 31,2010, All other terms and conditions of the Lease shall remain In full force and effect. Please sign and return a copy of this letter ("Option Renewal") to acknowledge confirmation of this Option renewal.

II has been a pleasure working with your Company and we look forward to several more prosperous years together.

Very truly yours.

/s/ John L. Cote

DOLLAR/TREE STORES, INC.
Counsel
iJohn L. Cote Vice President, Corporate JLC/mabAvw

cc:        Terry Emey. Real Estate Manager

File Scan

Landlord Acknowledgement of terms

THE FOREGOING IS AGREED TO THIS

500 Volvo Parkway, Chesapeake, Virginia 23320 Phone: (757) 321-3000 Fax:(757)321-5292